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                                                             EXHIBIT 99.2

                  STAR TELECOMMUNICATIONS, INC. PRESS RELEASE

                                                          Corporate Headquarters
                                                      223 E. De La Guerra Street
                                                         Santa Barbara, CA 93101

                                                               Tel: 805-899-1962
                                                               Fax: 805-899-2972
                                                                 www.startel.com

           STAR TELECOMMUNICATIONS TERMINATES SALE OF PT-1 ASSETS TO
                           COUNSEL COMMUNICATIONS LLC

Santa Barbara, CA-January 16, 2001-STAR Telecommunications, Inc. (NASDAQ: STRX) announced today the termination of the agreement to sell the assets of its PT-1 Communications, Inc. to Counsel Communications LLC. As the PT-1 asset sale transaction did not close by December 15, 2000, the agreement, by its terms, is terminable by either party. The sale of the PT-1 assets was a closing condition of STAR's merger transaction with World Access Inc.

"The sale of PT-1 was pursued by prior management for the sole purpose of closing the World Access transaction," stated Brett Messing, STAR's recently appointed Chairman and Chief Executive Officer. "In fact, STAR's new management team is extremely excited about PT-1's dial around business (101-6868) which is profitable and has excellent growth prospects."

ABOUT STAR TELECOMMUNICATIONS
STAR Telecommunications provides global telecommunications services to consumers, long distance carriers, multinational corporations and Internet service providers worldwide. STAR provides international and national long distance services, international private line, prepaid calling cards, calling cards, dial around services and international toll-free services. Visit STAR at www.startel.com.

Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. STAR's future actual results could differ materially from the forward-looking statements discussed herein. A list of the factors that could cause actual results to differ materially can be found in the documents that STAR files with the SEC including those contained in STAR's prospectus and the Form 10-K for the period ended December 31, 1999.


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CONTACT:

Tim Sylvester
STAR Telecommunications
Investor Relations
(800) 899-1962
ir@startel.com


                    THE INTERNATIONAL LONG DISTANCE EXPERTS